Exhibit 99.1

OAK HILL CAPITAL PARTNERS III, L.P.
By:	OHCP GenPar III, L.P., its General Partner
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ Tyler J. Wolfram
	Tyler J. Wolfram	10/09/2014
Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.
By:	OHCP GenPar III, L.P., its General Partner
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ Tyler J. Wolfram
	Tyler J. Wolfram	10/09/2014
Vice President

OHCP GENPAR III, L.P.
By:	OHCP MGP Partners III, L.P., its General Partner
By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ Tyler J. Wolfram
	Tyler J. Wolfram	10/09/2014
Vice President

OHCP MGP PARTNERS III, L.P.
By:	OHCP MGP III, Ltd., its General Partner

/s/ Tyler J. Wolfram
	Tyler J. Wolfram	10/09/2014
Vice President